Exhibit 10.2

Consent and Acknowledgment

This Consent and Acknowledgment is dated as of July 28, 2017, but effective as of July 18, 2017, and is between BMO Harris Bank N.A., a national banking association, successor to Harris N.A. (as further defined in the Intercreditor Agreement, the “Senior Lender”), BMO Private Equity (U.S.), Inc., a Delaware corporation (as further defined in the Intercreditor Agreement, the “Subordinate Creditor”), and CTI Industries Corporation, an Illinois corporation (the “Borrower”)

The Senior Lender and the Subordinate Creditor entered into, and the Borrower consented to, a Subordination and Intercreditor Agreement dated as of July 17, 2012 (as amended, modified, or supplemented before the date of this agreement, the “Intercreditor Agreement”).

The Senior Lender and the Borrower now desire to amend the Credit Agreement in certain respects pursuant to an amendment in the form attached to this agreement as Exhibit A (that amendment, the “Senior Amendment”). The Subordinate Creditor and the Borrower desire to amend the Purchase Agreement pursuant to an amendment in the form attached to this agreement as Exhibit B (that amendment, the “Subordinate Amendment”).

The Subordinate Creditor and the Borrower now desire to agree to certain terms with respect to the exercise by the Subordinated Creditor and other Warrant Holders of their put rights under the Subordinated Warrant Agreement, as further described in this agreement.

The parties desire to provide certain consents and acknowledgments (including, without limitation, under the Intercreditor Agreement) in connection with the Senior Amendment and the transactions contemplated thereby, the Subordinate Amendment and the transactions contemplated thereby, and in connection with certain deemed modifications to terms of the Subordinate Creditor’s Documents.

The parties therefore agree as follows:

1.            Definitions.

(a)          Defined terms used but not defined in this agreement are as defined in the Intercreditor Agreement.

(b)          For purposes of this agreement, the following definitions apply:

“Put Notice” is as defined in the Subordinated Warrant Agreement.

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“Put Rights” means the Warrants-related put rights of the Subordinate Creditor and the other Warrant Holders under section 14(a) of the Subordinated Warrant Agreement.

“Redemption Price” is as defined in the Subordinated Warrant Agreement and is not deemed modified by this agreement.

“Subordinated Warrant Agreement” means a Warrant Agreement dated July 17, 2012, between the Borrower and BMO Private Equity, as deemed modified pursuant to this agreement and as further amended, restated, supplemented, or otherwise modified in accordance with the Intercreditor Agreement.

“Subordinated Maturity Date” means the “Maturity Date” as defined in the Purchase Agreement, as in effect on the date of this agreement (after giving effect to the Subordinate Amendment) or as amended, restated, supplemented, or otherwise modified in accordance with the Intercreditor Agreement.

“Warrant Holder” is as defined in the Subordinated Warrant Agreement.

“Warrants” is as defined in the Subordinated Warrant Agreement.

2.            Consents and Acknowledgments.

(a)          Subject to the other terms of this agreement, the Senior Lender hereby expressly consents to (1) the amendments contemplated by, and the execution by the Borrower and the Subordinate Creditor of, the Subordinate Amendment; and (2) the deemed modifications to the Subordinate Creditor’s Documents and the other transactions described in section 3 below (including, without limitation, the delivery of a Put Notice and the issuance of the Subordinated Warrant Conversion Note, in each case done or effected in accordance with this agreement and with the Subordinate Creditor’s Documents (as deemed modified by this agreement).

(b)          Subject to the other terms of this agreement, the Subordinate Creditor hereby expressly consents to the amendments contemplated by, and the execution by the Borrower and the Senior Lender of, the Senior Amendment.

3.            Deemed Modifications to Subordinate Creditor’s Documents. Notwithstanding any provision of the Subordinated Warrant Agreement, any other Subordinate Creditor’s Document (including the Subordinate Amendment), the Credit Agreement, any other Loan Document (including the Senior Amendment), or the Intercreditor Agreement to the contrary, the following terms apply with respect to the exercise of the Put Rights and the Subordinate Creditor’s Documents are hereby deemed modified by those terms:

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(a)          The Subordinate Creditor and the other Warrant Holders may deliver a Put Notice at any time after the date of this agreement.

(b)          Upon the Borrower’s receipt of any such Put Notice, the Subordinate Creditor and the other Warrant Holders will be deemed to have requested that the Borrower, in its capacity as “Issuer” under the Subordinated Warrant Agreement, issue, and the Borrower, in its capacity as “Issuer” under the Subordinated Warrant Agreement, shall issue upon any such deemed request and effective as of the date that the Borrower receives any such Put Notice and deemed request, a promissory note payable to the Subordinate Creditor and the other Warrant Holders with the following terms and otherwise in form and substance acceptable to the Subordinate Creditor (that promissory note, which would be the “BMO Mezzanine Warrant Conversion Note” under and as defined in the Credit Agreement (after giving effect to the Senior Amendment) and the “Warrant Conversion Note” under and as defined in the Purchase Agreement (after giving effect to the Subordinate Amendment), the “Subordinated Warrant Conversion Note”):

(1)	the principal amount of the Subordinated Warrant Conversion Note will be an amount equal to the aggregate Redemption Price as determined in accordance with the Subordinated Warrant Agreement as of the date that the Subordinated Warrant Conversion Note is issued;

(2)	(A) the unpaid principal amount of the Subordinated Warrant Conversion Note will bear interest from and after the date that the Subordinated Warrant Conversion Notice is issued at a rate per annum equal to 11.50%, which is the “Current Interest Rate” (as defined in the Purchase Agreement, as in effect on the date of this agreement (after giving effect to the Subordinate Amendment)), compounded daily; and (B) any regularly scheduled non-cash payment-in-kind of the Subordinated Warrant Conversion Note resulting from (or deemed to result from) any such accrual or compounding of interest will be deemed to be a Permitted Payment under the Intercreditor Agreement;

(3)	subject to the Intercreditor Agreement, all accrued interest under the Subordinated Warrant Conversion Note payable in cash will be payable upon the earlier to occur of (A) the Subordinated Maturity Date, and (B) the payment in full of the outstanding principal amount of the Subordinated Warrant Conversion Note;

(4)	the maturity date of the Subordinated Warrant Conversion Note will be the Subordinated Maturity Date; and

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(5)	all other terms of the Subordinated Warrant Conversion Note will be substantially consistent with the applicable terms of the Subordinated Note (as in effect on the date of this agreement or as amended, restated, supplemented, or otherwise modified in accordance with the Intercreditor Agreement).

(c)          The delivery of a Put Notice by the Subordinate Creditor and the other Warrant Holders and the issuance of the Subordinated Warrant Conversion Note, in each case done or effected in accordance with this agreement and with the Subordinate Creditor’s Documents (as deemed modified by this agreement), will not be deemed (1) to constitute an Event of Default, (2) to constitute an “Event of Default” under and as defined in the Subordinate Creditor’s Documents, or (3) to violate the Intercreditor Agreement.

(d)          If the Subordinated Warrant Conversion Note is issued in accordance with this agreement and with the Subordinate Creditor’s Documents (as deemed modified by this agreement), then the following will occur, in each case effective upon the issuance of the Subordinated Warrant Conversion Note: (1) the Subordinated Warrant Agreement and all Put Rights and other rights of the Subordinate Creditor and the other Warrant Holders under the Subordinated Warrant Agreement will automatically terminate; and (2) all indebtedness, obligations, and liabilities of the Loan Parties to the Subordinate Creditor and the other Warrant Holders evidenced solely by the Subordinated Warrant Agreement and the Warrants (including as deemed modified by this agreement) will be deemed to have been replaced and superseded by the indebtedness, obligations, and liabilities of the Loan Parties evidenced by the Subordinated Warrant Conversion Note.

(e)          Each of the Subordinated Creditor (for itself and on behalf of each other Warrant Holder) and the Borrower hereby acknowledges the following: (1) that all indebtedness, obligations, and liabilities of the Loan Parties under, evidenced by, or otherwise with respect to the Subordinated Warrant Agreement and the Warrants (including as deemed modified by this agreement) constitute Subordinated Debt under the Intercreditor Agreement; (2) that, except as specifically provided by the terms of this agreement, all Put Rights are, and after giving effect to this agreement remain, subject to the Intercreditor Agreement; (3) that all indebtedness, obligations, and liabilities of the Loan Parties evidenced by the Subordinated Warrant Conversion Note will, upon the issuance of the Subordinated Warrant Conversion Note, constitute Subordinated Debt under the Intercreditor Agreement; and (4) that, except as specifically provided by the terms of this agreement, all rights of the Subordinate Creditor and the other Warrant Holders with respect to the Subordinated Warrant Conversion Note, if issued, will be subject to the Intercreditor Agreement.

(f)          In connection with or following the issuance, if any, of the Subordinated Warrant Conversion Note, the Senior Lender, the Subordinate Creditor, and the Borrower shall negotiate in good faith to document and enter into any amendment to the Intercreditor Agreement reasonably requested by the Senior Lender, the Subordinate Creditor, or the Borrower as necessary or desirable to effect the purposes of, or to otherwise evidence the agreements set forth in, this section 3 with respect to the Subordinated Warrant Conversion Note. In the absence of any such amendment, this agreement and, except as specifically provided by the terms of this agreement, the Intercreditor Agreement will apply with respect to the Subordinated Warrant Conversion Note.

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4.            Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)	that each of the parties has received a copy of this agreement, duly executed by all parties; and

(2)	that all conditions to the effectiveness of the Senior Amendment (other than the execution and delivery of this agreement) have been satisfied.

5.            General.

(a)          This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this agreement.

(b)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and their respective successors and assigns.

(c)          Except as specifically provided by the terms of this agreement, (1) the terms and provisions of the Intercreditor Agreement are incorporated by reference herein and in all respects continue in full force and effect; and (2) each of the Senior Lender, the Subordinate Creditor, and the Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Intercreditor Agreement.

(d)          Except as specifically provided by the terms of this agreement and the Senior Amendment, (1) the terms and provisions of the Credit Agreement and the other Loan Documents in all respects continue in full force and effect; and (2) each of the Senior Lender and the Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Credit Agreement and the other Loan Documents.

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(e)          Except as specifically provided by the terms of this agreement and the Subordinate Amendment, (1) the terms and provisions of the Subordinated Warrant Agreement and the other Subordinate Creditor’s Documents in all respects continue in full force and effect; and (2) each of the Subordinate Creditor and the Borrower, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Subordinated Warrant Agreement and the other Subordinate Creditor’s Documents.

(f)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Receipt of an executed signature page to this agreement by facsimile or other electronic transmission will constitute effective delivery of that executed signature page.

[Signature pages follow]

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The parties are signing this Consent and Acknowledgment effective as of the effective date stated in the introductory clause.

BMO Harris BANK N.A.,
as the Senior Lender

By:	/s/ Lauren M. Buysse
Name:	Lauren M. Buysse
Title:	Vice President

BMO Private Equity (U.S.), Inc.,
as the Subordinate Creditor

By:	/s/ Jason Swanson
Name:	Jason Swanson
Title:	Managing Director

CTI Industries Corporation,
as the Borrower

By:	/s/ John H. Schwan
Name:	John H. Schwan
Title:	Chairman/CEO

Signature page to Consent and Acknowledgment

Exhibit A

Form of Senior Amendment

See attached.

Exhibit B

Form of Subordinate Amendment

See attached.